Exhibit 10.63

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of March 12, 2007 (the “Amendment”), by and between ALLIANCE HOLDINGS GP, L.P., a Delaware limited partnership (the “Borrower”), and C-HOLDINGS, LLC, a Delaware limited liability company (the “Lender”).

Recitals:

WHEREAS, the Borrower and the Lender are parties to that certain Revolving Credit Agreement, dated as of May 15, 2006 (as amended, modified or supplemented to date, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a revolving credit facility in the amount of up to $5,000,000, subject to the terms and conditions set forth therein; and

WHEREAS, the Borrower and the Lender desire to (i) reduce the amount of the revolving credit facility to $2,000,000 from $5,000,000, (ii) extend the Termination Date and (iii) eliminate the Commitment Fee payable under the Credit Agreement, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Amendment to Definitions. Section 1.1 of the Credit Agreement entitled Definitions is hereby amended as follows:

(i) The defined term “Commitment Fee” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(ii) The definition of “Revolving Loan Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the words “Five Million and no/100 Dollars ($5,000,000)” appearing therein and substituting therefor the words “Two Million and no/100 Dollars ($2,000,000)”.

(iii) The definition of “Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the words “March 31, 2007” appearing in clause (x) thereof and substituting therefor the words “March 31, 2008”.

(b) Amendment to Section 3.4. Section 3.4 of the Credit Agreement is hereby amended by deleting the words “(including the accrued Commitment Fee)” appearing therein.

(c) Deletion of Commitment Fee. Section 3.6 of the Credit Agreement entitled “Commitment Fee” is hereby deleted in its entirety.

(d) Amendment to Events of Default.

(i) Clause (b) of Section 6.1 of the Credit Agreement is hereby amended by deleting the words “any Commitment Fee or” appearing therein.

(ii) The last paragraph of Section 6.1, beginning with the words “then, and upon any such event, the Lender may....”, is hereby by amended by deleting the words “(including any Commitment Fee)” from each sentence or clause appearing therein.

SECTION 2. Ratification. The Credit Agreement, as amended by this Amendment, is hereby ratified and affirmed in all respects and shall remain in full force and effect.

SECTION 3. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF OKLAHOMA AND, FOR ALL PURPOSES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5. Headings and Bold Type. The section headings and bold type used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC, its general partner

	By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President

LENDER

C-Holdings, LLC

By:	/s/ Joseph W. Craft III
Name:	Joseph W. Craft III
Title:	President

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